Exhibit 10.5

TZP STRATEGIES ACQUISITION CORP.

7 Times Square, Suite 4307

New York, New York 10036

January 19, 2021

TZPS SPAC Holdings LLC

7 Times Square, Suite 4307

New York, New York 10036

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of TZP Strategies Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), TZPS SPAC Holdings LLC (the “Sponsor”) shall take steps directly or indirectly to make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 7 Times Square, Suite 4307, New York, New York 10036 (or any successor location). In exchange therefore, the Company shall pay Sponsor or one of its affiliates a sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement. Signatures to this letter agreement transmitted via facsimile or e-mail shall be valid and effective to bind the party so signing (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

[Signature Page Follows]

Very truly yours,

TZP STRATEGIES ACQUISITION CORP.

By:	/s/ Sheera Michael
	Name:	Sheera Michael
	Title:	Chief Financial Officer

[Signature Page to Administrative Services Agreement]

AGREED TO AND ACCEPTED BY:

TZPS SPAC HOLDINGS LLC

By:	/s/ Samuel Katz
	Name:	Samuel Katz
	Title:	Chief Executive Officer

[Signature Page to Administrative Services Agreement]